Exhibit 15

July 26, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 25, 2018 on our review of interim financial information of Ford Motor Company, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan